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Exhibit 21.1
Subsidiaries of the Company

Natural MicroSystems Asia Ltd.
1815-16 Concordia Plaza
1 Science Museum Road
Tsim Sha- Tsui East
Kowloon, Hong Kong

Natural MicroSystems Japan K.K.
Shinjuku Greentower Building 27F
6-14-1 Nishi-Shinjuku
Shinjuku-ku, Tokyo 160-0023
Japan

Natural MicroSystems Singapore Pte Ltd.
7 Temasek Boulevard
#44-01, Suntec Tower One
Suntec City 038983
Singapore

Natural MicroSystems Europe S.A.
Immeuble Copernic
Parc Technologique
18/22, Avenue Edouard-Herriot
92356 Le Plessis Robinson
Cedex, France

Natural MicroSystems Europe GmbH
Kapellenstrasse 45 A
D-65830 Kriftel bei Frankfurt
Germany

Natural MicroSystems Limited
Kingsmead
Epping Road
Roydon
Essex CM19 5HU
England

Natural MicroSystems Italia
C.so Re Umberto, 79
10128 Torino
Italy

Natural MicroSystems Latin America S.A.
Soldado de la Independencia 1130
Pisos 8 y 9 "A"
(1426)   Buenos Aires, Argentina

Natural MicroSystems Australia Pty Ltd.
Tower Three
580 George Street
Sidney, New South Whales 1171
Australia

Natural MicroSystems International, Inc.
100 Crossing Boulevard
Framingham, MA  01702

Natural MicroSystems Europe, Inc.
100 Crossing Boulevard
Framingham, MA  01702

Natural MicroSystems FSC Ltd.
69 A Kronprindsens Gade
P.O. Box 301858-UDS
Cherlotte Amilie
St. Thomas
US Virgin Islands  00803

Natural MicroSystems Securities Corporation
100 Crossing Boulevard
Framingham, MA  01702

Natural MicroSystems
Intelligent Network Division
911 North Plum Grove Road
Schaumburg, IL  60173

Natural MicroSystems Korea, Inc.
100 Crossing Boulevard
Framingham, MA  01702